Exhibit 99.2

DELTA HOUSE FPS, LLC
INDEX TO FINANCIAL STATEMENTS

Page
Independent Auditor's Report - BDO USA, LLP	2
Independent Auditor's Report - UHY LLP	3
Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014 (restated) and 2013 (audited)	4
Statements of Operations for the six months ended June 30, 2015 and 2014 (unaudited) and the years ended December 31, 2014 and 2013 (audited)	5
Statements of Members’ Equity for the six months ended June 30, 2015 (unaudited) and the years ended December 31, 2014 and 2013 (audited)	6
Statements of Cash Flows for the six months ended June 30, 2015 and 2014 (unaudited) and the years ended December 31, 2014 (restated) and 2013 (audited)	7
Notes to the financial statements	8

Exhibit 99.2

Independent Auditor’s Report

To the Members of
Delta House FPS, LLC
Houston, Texas

We have audited the accompanying financial statements of Delta House FPS, LLC, which comprise the balance sheet as of December 31, 2014, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta House FPS, LLC as of December 31, 2014 and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 2 to the financial statements, the 2014 financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP
Houston, Texas

March 31, 2015 (except for the Restatement in Note 2 which is as of October 23, 2015)

Exhibit 99.2

Independent Auditor’s Report

To the Members of
Delta House FPS, LLC
Houston, Texas

We have audited the accompanying financial statements of Delta House FPS, LLC (the “Company”), which comprise the balance sheet as of December 31, 2013, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delta House FPS, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Houston, Texas
March 31, 2014

Exhibit 99.2

DELTA HOUSE FPS, LLC
BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014	2013
	(unaudited)	(restated)
ASSETS:
Current assets
Cash and cash equivalents	$361	$2,314	$21,045
Restricted cash	5,823	5,325	—
Accounts receivable	35,814	47	—
Prepaid expenses	479	—	—
Total current assets	42,477	7,686	21,045

Property and equipment, net	668,426	611,075	386,292
Derivative asset, long-term	89	841	—
Debt acquisition costs, net	12,830	13,789	—
Total assets	$723,822	$633,391	$407,337

LIABILITIES AND MEMBERS' EQUITY:
Current liabilities
Accounts payable and accrued liabilities	$894	$8,049	$25,727
Accounts payable and accrued liabilities - affiliates	24	674	1,210
Derivative liability	1,903	2,196	—
Short-term debt	480	—	—
Current portion of long-term debt	85,915	27,760	—
Total current liabilities	89,216	38,679	26,937

Long-term debt	247,085	305,240	—
Deferred revenue	26,789	—	—
Asset retirement obligations	21,107	—	—
Total liabilities	384,197	343,919	26,937
Commitments and contingencies, Note 7

Members' equity	339,625	289,472	380,400
Total liabilities and members' equity	$723,822	$633,391	$407,337

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

 DELTA HOUSE FPS, LLC
STATEMENTS OF OPERATIONS
(in thousands)

	Six Months ended June 30,		Years ended December 31,
	2015	2014	2014	2013
	(unaudited)

Operating revenue	$13,771	$—	$—	$—

Operating costs and expenses:
General and administrative expenses	482	46	47	66
Accretion of asset retirement obligation	175	—	—	—
Depreciation and amortization	1,398	—	—	—
Total operating expenses	2,055	46	47	66

Income (loss) from operations	11,716	(46)	(47)	(66)

Other expense:
Interest expense	3,601	—	—	—
Realized loss on commodity derivatives	459	—	1,355	—
Total other expense	4,060	—	1,355	—
Net income (loss)	$7,656	$(46)	$(1,402)	$(66)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

DELTA HOUSE FPS, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(in thousands)

	Class A		Class B		Class C		Class D		Retained Earnings (Deficit)	Members' Equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount
Balance at December 31, 2012	92,164	$92,164	—	$—	—	$—	—	$—	$(2,900)	$89,264
Units issued	291,199	291,199	—	—	—	—	3	3	—	291,202
Net loss	—	—	—	—	—	—	—	—	(66)	(66)
Balance at December 31, 2013	383,363	383,363	—	—	—	—	3	3	(2,966)	380,400
Units issued	186,386	186,386	6,466	6,466	—	—	—	—	—	192,852
Distributions	—	(282,378)	—	—	—	—	—	—	—	(282,378)
Net loss	—	—	—	—	—	—	—	—	(1,402)	(1,402)
Balance at December 31, 2014	569,749	287,371	6,466	6,466	—	—	3	3	(4,368)	289,472
Units issued	6,855	6,855	35,642	35,642	—	—	—	—	—	42,497
Net income	—	—	—	—	—	—	—	—	7,656	7,656
Balance at June 30, 2015 (unaudited)	576,604	$294,226	42,108	$42,108	—	$—	3	$3	$3,288	$339,625

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

DELTA HOUSE FPS, LLC
STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,		Years ended December 31,
	2015	2014	2014	2013
	(unaudited)		(restated)
Cash flows from operating activities
Net income (loss)	$7,656	$(46)	$(1,402)	$(66)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	1,398	—	—	—
Accretion of asset retirement obligation	175	—	—	—
Amortization of deferred loan costs	415	—	—	—
Changes in fair value of derivatives	459	—	1,355	—
Changes in assets and liabilities:				—
Accounts receivable	(35,767)	(46)	(47)	—
Accounts payable and other current liabilities	20	—	—	—
Prepaid expenses	(479)	—	—	—
Deferred revenue	26,789	—	—	—
Net cash provided by (used in) operating activities	666	(92)	(94)	(66)
Cash flows from investing activities:
Change in restricted cash	(498)	(6,432)	(5,325)	—
Additions to property and equipment	(45,061)	(152,027)	(241,840)	(290,772)
Net cash flows used in investing activities	(45,559)	(158,459)	(247,165)	(290,772)
Cash flows from financing activities:
Issuance of equity units	42,497	145,608	192,852	291,202
Debt borrowing	480	295,550	333,000	—
Distributions	—	(282,378)	(282,378)	—
Debt acquisition costs	(37)	(13,248)	(14,946)	—
Net cash flows provided by financing activities	42,940	145,532	228,528	291,202
Net change in cash and cash equivalents	(1,953)	(13,019)	(18,731)	364
Cash and cash equivalents at beginning of period	2,314	21,045	21,045	20,681
Cash and cash equivalents at end of period	$361	$8,026	$2,314	$21,045

Supplemental cash flow disclosures
Interest paid	$5,832	$—	$6,410	$—
Non-Cash Investing Activities
Asset retirement obligations	$20,932	$—	$—	$—
Capitalized expenditures financed by accounts payable and accrued liabilities	$7,785	$5,861	$18,213	$3,407
Interest capitalized (including capitalized amortization of debt acquisitions costs of $582, $0, $1,156 and $0, respectively)	$4,554	$70	$7,566	$—

The accompanying notes are an integral part of these financial statements.

Exhibit 99.2

DELTA HOUSE FPS, LLC
NOTES TO FINANCIAL STATEMENTS

1. Organization and Nature of Operations

Delta House FPS, LLC (the “Company”) was formed in the state of Delaware as a limited liability company on October 18, 2012. The Company is to continue in existence until it is dissolved and terminated by the members of the Company in accordance with the provisions of the Limited Liability Agreement (the “LLC Agreement” or “Operating Agreement”). The Company was formed to finance, design, construct, and own and operate a floating production system (“Base FPS”) for use in the Gulf of Mexico. The planned capacity of the Base FPS is 80,000 bbl per day of oil, 40,000 bbl per day of water and 300 MMCF per day of natural gas.

The Base FPS became operational during April 2015.

On December 6, 2012, the Company entered into a processing agreement with the producers (the “Producers”) of the Marmalard, Neidermeyer and SOB 2 prospects (the “Anchor Prospects”), Blue Wing Olive, Malachite and SOB III prospects (“Secondary Prospects”) and Otis and Odd Job prospects (“Additional Priority Prospects”) in the Gulf of Mexico for the use of the Company’s Base FPS.  The Producers have agreed to pay the Company a production handling fee based on the oil, gas and condensate produced from the Anchor Prospects.  It is expected that production from other prospects near the Anchor Prospects also may be processed through the facility in the future.  In the event of a suspension of production, the Producers are contractually obligated to pay a suspension fee as defined in the processing agreement.  The Producers will also pay a decommissioning fee on the production processed through the facility, which will be used to fund the decommissioning and abandonment costs of the Base FPS.

Profits and losses are allocated to the members in proportion to their equity percentage interests with certain restrictions dictated by specific terms under the LLC Agreement.

2. Summary of Significant Accounting Policies

Basis of Presentation for interim financial information

These unaudited financial statements as of June 30, 2015 and for the six months ended June 30 2015 and 2014 have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position and results of operations for the respective interim periods. The financial results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2015.

Amounts in these footnotes are presented in thousands, unless otherwise identified.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. This amendment requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015, including interim periods therein, and is applied retrospectively. Early adoption is permitted for financial statements that have not been previously issued. At June 30, 2015, the Company had approximately $12,829 of deferred financing costs, which would be reclassified as a reduction of long-term debt under the updated guidance.

The FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition.  ASU 2014-09 is based on principles that “an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.”  In addition, the new standard requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.  ASU 2014-09 was originally effective for annual reporting periods beginning after December 15, 2016; however, in July 2015, the FASB issued ASU 2015-14 which allowed for a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date.  Accordingly, the Company may adopt the standard in either its first quarter of fiscal year 2018 or 2019.  The new standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of date of adoption.  The Company is currently evaluating the impact of the adoption of this ASU on its financial statements.

Exhibit 99.2

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Restricted Cash

The Company is required under the terms of its credit agreement to maintain restricted cash deposits for construction, revenue receipts, debt service, decommissioning, operating expenses, and loss proceeds.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, debt and derivatives. The carrying amounts of the financial instruments approximate fair value due to the short term nature of those instruments or market rates of interest.

Property and Equipment

Property and equipment are recorded at cost. Betterments are capitalized. Repair and maintenance costs are expensed as incurred. The Base FPS went into operation on April 18, 2015. Property and equipment consisted of the following:

		June 30,	December 31,
	Useful Life (Years)	2015	2014	2013

Floating production system	40	$669,824	$—	$—
Accumulated depreciation		(1,398)	—	—
Property and equipment, net		668,426	—	—
Construction-in-progress		—	611,075	386,292
Total property and equipment, net		$668,426	$611,075	$386,292

Construction in-progress consists of capitalized costs incurred in association with the acquisition and construction of the Base FPS.

The Company capitalizes interest on expenditures incurred for the construction of the floating production platform until the time construction is completed and the asset is ready for its intended use. During the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, the Company capitalized interest of $4,554, $70, $7,566 and $0, respectively.

Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, net of salvage value. Depreciation expense for the six months ended June 30, 2015 was approximately $1,398. Since the platform had not been placed in service as of December 31, 2014, no depreciation expense was recognized during the years ended December 31, 2014 or 2013.

An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measured as the difference between the carrying amount and fair value of the asset. The Company records impairment losses on long-lived assets when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets.

Asset retirement obligation

The fair value of a liability for an asset retirement obligation (“ARO”) is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The costs associated with the asset retirement obligation are capitalized as part of the carrying amount of the related long-lived asset. During the six months ended June 30, 2015, the Company recorded an ARO for the dismantlement of the Base FPS of approximately $20,932.

Exhibit 99.2

The following table provides the changes in the ARO liability for the six months ended June 30, 2015 (unaudited):

Balance at January 1, 2015	$—
Liabilities incurred in the current period	20,932
Accretion	175
Balance at June 30, 2015	$21,107

Revenue Recognition

The Producers will pay the Company a production handling fee per barrel of oil equivalent (“BOE”), which is tiered and will decrease throughout the term of the contact based on delivery of specific levels of production to the FPS, a suspension fee if targeted capacity levels are not met, and a decommissioning fee, which will be used to fund the decommissioning and abandonment of the Base FPS. All costs relating to the operation of the facility will be charged to the Producers with the exception of certain excluded costs.

As a result of the tiered fee structure, the Company recognizes revenue from the production handling agreement based on the estimated average production handling fee and the production handled during the period from each prospect. The estimated average production handling fee is determined as the estimated remaining expected fees divided by the estimated future production (risk rated proved, probable and possible reserves) from the Prospects.

Production handling fees billed in excess of revenue recognized are recorded as deferred revenue. At June 30, 2015, deferred revenue was approximately $26,789.

The Company bills the Producers a suspension fee when a "suspension event" occurs. A suspension event is considered to occur: a) if first commercial production did not occur by August 1, 2015, b) if production from all Anchor prospects is not delivered by August 1, 2015, or c) if prior to FPS owner payout and on a rolling 30 day production from any Anchor prospect ceases or is suspended for a period of at least 336 hours and the total processing fees for that month for all production, including any production from third party prospects, delivered to the FPS are less than the suspension fee. The suspension fee paid by the Producers of the prospects is determined as one-twelfth of 8 percent of the amount required to achieve FPS owner payout.

The Company invoices the Producers a decommissioning fee for each BOE processed. The decommissioning fee per BOE processed is determined based on the estimated future decommissioning costs for the FPS Base and the estimated future production. Amounts billed to Producers during the six months ended June 30, 2015 was not material.

Operating Costs

The Base FPS is operated by LLOG Exploration Offshore, LLC (“Base Operator”) on behalf of the Producers (See Note 6). With the exception of certain excluded costs, the Base Operator initially pays and discharges all necessary and reasonable costs incurred in connection with the performance, operation, repair and maintenance activities of the Base FPS.  The Base Operator receives reimbursements of costs incurred from the Producers under Production Handling and Floating Production System Use Agreements (“Production Agreements”) (See Note 6). The Base Operator allocates the Base FPS costs and related overhead among the producers in accordance with the applicable provisions of the Production Agreements.

Use of Estimates

When preparing financial statements in conformity with GAAP, management must make estimates and assumptions based on information available at the time. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates and assumptions are based on information available at the time such estimates and assumptions are made. Adjustments made with respect to the use of these estimates and assumptions often relate to information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements. Estimates and assumptions are used in, among other things i) developing fair value estimates, including assumptions for future cash flows and discount rates, ii) analyzing long-lived assets for possible impairment, iii) estimating the useful lives of assets, iv) asset retirement obligations and v) determining the estimated average handling fee for revenue recognition purposes. Actual results could differ materially from estimated amounts.

Exhibit 99.2

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, restricted cash, accounts receivable and derivative instruments. Cash and cash equivalents and restricted cash include investments in money market securities and securities backed by the U.S. government. The Company’s cash accounts, which at times exceed federally insured limits, are held by major financial institutions. The Company believes that no significant concentration of credit risk exists with respect to cash investments or its derivative instruments.

The Company has concentrations of credit risk from its sources of revenue and accounts receivable due to the limited geographic area in which the Company operates and its single revenue generating asset. The Base FPS, which is located in the Gulf of Mexico, provides processing capacity that links producers of oil, natural gas, liquids, and condensate to onshore markets in the region.

Allowance for Doubtful Accounts

The Company reviews the collectability of trade accounts receivable on a periodic basis. Changes in the allowance are reported as a provision for doubtful accounts in the consolidated statement of operations. The Company had no allowance for doubtful accounts as of June 30, 2015 or December 31, 2014.

Debt Issuance Costs

The Company incurred debt issuance costs of $14,983 in connection with the Credit Facility entered into on June 20, 2014. Debt issuance costs are capitalized and amortized over the term of the related debt. Amortization related to debt issuance costs totaled approximately $997 and $1,156 for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively. Amortization of debt issuance costs for the six months ended June 30, 2014 was insignificant. Amortization of debt issuance costs is included in interest expense.

Income Taxes

The Company files its federal income tax return as a limited liability corporation under the Internal Revenue Code. In lieu of corporate income taxes, the members of the Company are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability has been recognized for federal income tax purposes in the accompanying financial statements, as taxes are the responsibility of the individual members of the Company.

The Base FPS operates in federal waters in the Gulf of Mexico and is therefore not subject to state income tax.

Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company includes tax related interest and penalties in income tax expense. The Company had no uncertain tax positions as of June 30, 2015 or as of December 31, 2014 and 2013. During the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, the Company did not incur any income tax related interest or penalties.

None of the Company’s federal income tax returns are currently under examination by the Internal Revenue Service (“IRS”). However, fiscal years 2012 and later remain subject to examination by the IRS.

Derivative Financial Instruments

Financial derivatives are used as part of the Company’s overall risk management strategy in order to reduce the effects of interest rate fluctuations on its variable interest debt.

The Company has not designated any of its derivative contracts as accounting hedges, and therefore, all of the derivative instruments being marked-to-market on the balance sheet with changes in fair value recorded in the results of operations. There were no derivative contracts in place during the six months ended June 30, 2014.

Although the counterparties provide no collateral, the derivative agreements with each counterparty allow the Company, so long as it is not a defaulting party, after a default or the occurrence of a termination event, to set-off an unpaid derivative agreement receivable against the interest of the counterparty in any outstanding balance under the credit facility. If a counterparty were to default in payment of an obligation under the derivative agreements, the Company could be exposed to interest rate fluctuations.

Exhibit 99.2

Restatement

The Company identified certain misstatements related to previously reported amounts as of December 31, 2014. The misstatements related to; a) the incorrect classification of cash and cash equivalents and restricted cash and b) the incorrect classification of a portion of long-term debt. The Company has adjusted the amount of cash, restricted cash and the current and long-term portion of debt from those previously reported as summarized below:

	As Previously Reported	As Adjusted
Cash and cash equivalents	$7,639	$2,314
Restricted cash	—	5,325
Current portion of long-term debt	—	27,760
Long-term debt	333,000	305,240

There was no impact on the statement of operations or members’ equity for the year ended December 31, 2014 related to these misstatements. The impact of these misstatements in the statement of cash flows was to increase cash used from investing activities by $5,325 for the year ended December 31, 2014.

3. Debt

On June 20, 2014, the Company entered into a $400 million credit facility with a consortium of banks to issue term construction loans of $333 million with a maturity date of June 20, 2021 and issue letters of credit of $67 million supporting the Company’s debt service reserve obligations.  The outstanding balance of the term loans as of June 30, 2015 and December 31, 2014 was $333 million.  The credit facility bears interest at the applicable London Interbank Offered Rate plus a margin of 3.25% for the first three years, 3.5% for the next three years, and 3.75% for the years thereafter, or an alternate margin is computed based on the Prime Loan Rate plus applicable margins of 2.25% for the first three years, 2.5% for the next three years, and 2.75% thereafter. As of June 30, 2015 and December 31, 2014, the Company’s interest rate was 3.44% and 3.42%, respectively.

The credit facility requires mandatory repayments beginning on the conversion date which occurs when each of the following conditions are met: (i) final completion of the platform has occurred (ii) all project costs have been paid in full, and (iii) all material governmental authorizations have been obtained. The mandatory repayment schedule requires four payments per year through the maturity date of the credit facility.

The credit facility is secured by mortgages on the Company’s Base FPS.

The Company must comply with various restrictive covenants in the credit agreement.  These covenants include, among others: maintenance of insurance, obtaining interest rate protection agreements, performance under the project documents, limitations on additional indebtedness, and restrictions on the declaration or payment of dividends.  As of June 30, 2015, the Company was in compliance with all of the restrictive covenants.

The future maturities under the credit facility as of December 31, 2014 were as follows:

Year ending December 31,
2015	$27,760
2016	118,966
2017	84,132
2018	40,237
Thereafter	61,905
$333,000

During the six months ended June 30, 2015, the Company entered into a short-term note to finance its excess liability insurance policy. The note has an 11-month term and an annual percentage rate of 3.49%. The aggregate balance of the note at June 30, 2015 was approximately $480.

Exhibit 99.2

4. Derivative Instruments

The Company is exposed to interest rate risk through its long-term borrowings which are variable interest rate instruments. In July 2014, the Company entered into interest rate swap contracts expiring through November 2018 under which the Company agreed to pay an amount equal to a specified fixed rate of interest times a notional principal amount, and to receive in return an amount equal to a specified variable rate of interest times the same notional principal amount.

The Company’s interest rate swaps at June 30, 2015 (unaudited) and December 31, 2014, and related fair values, is as follows:

Fair Value Interest Rate Swaps at June 30, 2015 (in thousands)
Period	Notional Amount	Contract Rate	Fair Value
1/15 - 11/18	$156,094	1.266%	$(1,134)
1/15 - 11/18	93,656	1.266%	(680)
Total	$249,750		$(1,814)

Fair Value Interest Rate Swaps at December 31, 2014 (in thousands)
Period	Notional Amount	Contract Rate	Fair Value
1/15 - 11/18	$156,094	1.266%	$(843)
1/15 - 11/18	93,656	1.266%	(512)
Total	$249,750		$(1,355)

The following table summarizes the fair values of the interest rate swaps, on a gross basis, at June 30, 2015 (unaudited) and December 31, 2014 and identifies the balance sheet location of these assets and liabilities:

Derivatives not designated as hedging instruments under ASC 815:
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Total Asset (Liability)
As of June 30, 2015	Current Asset	$—	Current Liability	$(1,903)	$(1,903)
	Non-Current Asset	89	Non-Current Liability	—	89
Total		$89		$(1,903)	$(1,814)

As of December 31, 2014	Current Asset	$—	Current Liability	$(2,196)	$(2,196)
	Non-Current Asset	841	Non-Current Liability	—	841
Total		$841		$(2,196)	$(1,355)

For the six months ended June 30, 2015 and the year ended December 31, 2014, the Company recognized an unrealized loss on derivatives of approximately $459 and $1,355, respectively, which is included in loss on derivatives in the Company’s statement of operations.

5. Fair Value Measurements

Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The Company utilizes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1 -	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 -	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Exhibit 99.2

Level 3 -	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The following table sets forth, by the fair value hierarchy, the Company’s financial assets and liabilities that are accounted for at fair value on a recurring basis as of June 30, 2015 (unaudited) and December 31, 2014.

	Market Prices for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant unobservable Inputs (Level 3)	Total
At June 30, 2015
Liabilities
Interest Rate Swap	$—	$1,814	$—	$1,814

At December 31, 2014
Liabilities
Interest Rate Swap	$—	$1,355	$—	$1,355

6. Related Party Transactions

Production Handling and Floating Production System Use Agreements

The Company entered into separate Production Agreements with the Producers of the Anchor Prospects. The agreements are effective for an initial term of 5 years and will be automatically extended for successive 5 year periods unless and until terminated by the Company or the Producers pursuant to terms of the agreements.  Termination of the agreements may occur i) at the end of the economic life of the reserves of the prospects; ii) upon the occurrence of an event of default (as defined in the agreement); iii) any act of omission that constitutes gross negligence or willful misconduct; iv) by the Company if after first commercial production there has been no production for 2 years and there are no then-current operations underway to reestablish production, or the aggregate production being processed by the FPS is less than 2,000 BOE per day for 180 consecutive days;  v) if damage to the FPS renders the FPS an actual or constructive loss; vi) if maintenance or repair or a change mandated by a government authority to the FPS requires major work and the Producers decline to become a participating producer; or vii) by the Company if a suspension period for a Producer does not terminate by July 31, 2018.

The Producers currently hold Class A Units in the Company. Under the Production Agreements, the Company agreed to construct and decommission the Base FPS that accepts dedicated production from the Anchor Prospects which then processes the production and delivers commingled processed oil, gas and condensate to the oil and gas laterals which connect to pipelines which transport the oil, gas and condensate to shore. In addition, the Company ensures that the Base Operator operates the Base FPS according to the project agreements.

In return for services provided under the Production Agreements, the Anchor Prospect producers will pay the Company a per unit processing fee which is tiered and will decrease throughout the term of the contact based on delivery of specific levels of production to the FPS, a suspension fee if targeted capacity levels are not met and a decommissioning fee which will be used to fund the decommissioning and abandonment costs of the Base FPS. All costs relating to the operation of the facility are the obligation of the Producers with the exception of certain excluded costs.

During the six months ended June 30, 2015, the Company billed the Producers $40,560 for production handling fees. At June 30, 2015, the Company had a receivable of $35,814 due from the Producers for these services.

Asset Management Agreement

Consolidated Asset Management Services (Texas), LLC (“CAMS”), provided construction and asset management services to the Company under the terms of an Asset Management Agreement (“AMA”). CAMS is indirectly owned by Tessa Group, LLC, a general partner holding a 60% partnership interest and ArcLight Asset Management, LLC, a limited partner holding a 40% partnership interest and an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). ArcLight holds a 51.7% interest in the Company's class A units through its subsidiary, Stork Offshore Holdings, LLC. The initial term of the AMA was through the date of First Commercial Production which is defined as the date on which the last of the following occurs: (a) the Base FPS has been constructed, installed and commissioned pursuant to the Construction Contracts and the Project Management Agreement, (b) Production is delivered from an Anchor Prospect to the Base FPS and the Base FPS accepts such delivery, or (c) the Base FPS

Exhibit 99.2

delivers hydrocarbons to the Lateral Facilities for delivery to the Commercial Pipeline Delivery Point. The Base FPS became operational in April 2015. Unless either party declines to extend the AMA with one hundred twenty (120) days written notice before the end of the initial term, the AMA is automatically renewed for successive periods of one (1) year each. CAMS is paid a fixed monthly fee and recovers the expenses it incurs under the AMA.

During the years ended December 31, 2014 and 2013, the Company incurred costs of $493 and $266, respectively, related to the AMA, which were capitalized as costs related to the Floating Production Platform.

During the six months ended June 30, 2015 and 2014, the Company incurred costs of $113 and $113, respectively, related to the AMA of which $66 and $113 were capitalized as costs related to the Floating Production Platform.

As of June 30, 2015 and December 31, 2014 and 2013, the Company had accounts payable due to CAMS of $19, $20 and $20, respectively.

Project Management Agreement

LLOG Exploration Offshore, LLC (“LLOG”), provided project management services to the Company under the terms of a Project Management Agreement (“PMA”). LLOG, along with its subsidiary, LLOG Bluewater Holdings, LLC holds a combined interest in the Company of 5.5%.

The PMA terminated on the earliest of: (a) First Commercial Production and the substantial completion of all activities under the Construction Contracts and payment of Project Costs; (b) written consent of all Parties terminating the PMA or (c) at the election of each Owner, with respect to its respective Project Facilities or the election by all Owners with respect to all Project Facilities, upon termination of all Production Handling Agreements or Transportation Agreements, in accordance with their termination provisions. LLOG was paid a fee equal to 2.5% of the incurred project costs and recovers the expenses it incurs under the PMA.

During the years ended December 31, 2014 and 2013, the Company incurred costs of $13,696 and $8,331, respectively, related to the PMA, which were capitalized as costs related to the Floating Production Platform.

During the six months ended June 30, 2015 and 2014, the Company incurred costs of $3,642 and $10,631, respectively, related to the PMA which were capitalized as costs related to the floating production platform. As of June 30, 2015 and December 31, 2014 and 2013, the Company had accounts payable due to LLOG of $5, $654 and $1,190, respectively.

LLOG also serves as operator of the base FPS.

Letters of credit

Letters of credit in lieu of escrow funds, in the amount of $8,900, were placed by certain Members with J.P. Morgan Bank for the benefit of the Company.

These letters of credit are not recorded in the accompanying balance sheets. If the funds are not needed by the Company, the letters of credit will be returned to the Members by J.P. Morgan.

7. Commitments and Contingencies

Capital commitments

At June 30, 2015 and December 31, 2014, the Company had approximately $0 and $30,000, respectively, of future capital commitments to complete the Base FPS.

Legal Proceedings

We are not currently party to any pending litigation or governmental proceedings, other than ordinary routine litigation incidental to our business. While the ultimate impact of any proceedings cannot be predicted with certainty, management believes that the resolution of any of our pending proceedings will not have a material effect on our financial condition or results of operations.

Exhibit 99.2

Environmental Matters

We are subject to federal and state laws and regulations relating to the protection of the environment. Environmental risk is inherent to processing platform operations, and we could, at times, be subject to environmental cleanup and enforcement actions. We attempt to manage this environmental risk through appropriate environmental policies and practices to minimize any impact our operations may have on the environment.

8. Members’ Equity

There are four classes of equity units established by the LLC Agreement:

•	Class A Units - a class of capital interests issued in connection with the construction and operation of the Base FPS

•	Class B Units - a class of capital interests issued in connection with construction cost overruns with respect to the Base FPS

•	Class C Units - a class of capital interests issued in connection with expansions to the Base FPS

•	Class D Units - a class of capital interests issued in connection with unreimbursed major expenditures related to the Base FPS

Class B, C and D units have no voting rights. Distributions to members holding each class of equity units are subject to waterfall provisions contained in the amended and restated limited liability company operating agreement.

For purposes of adjusting the Capital Accounts of the Members, the Net Profits, Net Losses and, to the extent necessary, individual items of income, gain, loss and deduction, for any Fiscal Year or other period shall be allocated among the Members in a manner such that the Adjusted Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to then distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its properties sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Company were distributed to the Members immediately after making such allocation.

On June 20, 2014, the Company declared and paid distributions to the members of Class A units of $282,378 using proceeds obtained from the Company’s credit facility.

9. Subsequent Events

The Company has evaluated subsequent events through October 23, 2015, which is the date these financial statements were available for issuance.

On September 18, 2015, Toga Offshore, LLC, the majority owner of Stork Offshore Holdings, LLC and an affiliate of ArcLight, contributed their ownership interest in the Company (approximately 49%) to Pinto Offshore Holdings, LLC. Subsequently, on September 18, 2015, American Midstream Delta House, LLC (an affiliate of American Midstream Partners, LP) purchased a 26.33% interest in Pinto Offshore Holdings, LLC; resulting in American Midstream Delta House, LLC owning an approximate 12.9% effective interest in the Company.